Exhibit 3.1


                           CERTIFICATE OF AMENDMENT
                               OF THE RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                               VSE CORPORATION

        VSE Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        FIRST: The Certificate of Incorporation is duly amended by deleting therefrom the current Article FOURTH, in its entirety, and inserting in substitution thereof a new Article FOURTH, as follows:

        FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares of common stock having a par value of $0.05 per share.

        SECOND: The directors of the Corporation adopted resolutions which set forth the foregoing amendment, declared that this amendment is advisable and directed that this amendment be submitted for action by the Corporation's stockholders.

        THIRD:  The foregoing amendment has been duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, VSE Corporation has caused this Certificate of Amendment to be executed by its duly authorized President, Chief Executive Officer and Secretary in accordance with Section 103(a)(2) of the General Corporation Law of the State of Delaware.


DATED:  May 2, 2006                     VSE CORPORATION



                                        By:  /s/ DONALD M. ERVINE
                                             ___________________________
                                             Donald M. Ervine
                                             Chief Executive Officer and
                                             President

ATTEST:

/s/ CRAIG S. WEBER
_________________________
Craig S. Weber, Secretary


                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                               VSE CORPORATION

           (Includes revised Article FOURTH as amended May 2, 2006)

                VSE Corporation (the "Corporation"), originally incorporated under the name Value Engineering Company, whose original Certificate of Incorporation was filed with the Secretary of State of Delaware on January 22, 1959, hereby restates its Certificate of Incorporation in its entirety and certifies that at a meeting of the Corporation's board of directors this Restated Certificate of Incorporation was declared advisable and duly adopted by the Corporation's directors in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the Corporation's Certificate of Incorporation as heretofore amended or supplemented and there is no discrepancy between those provisions as so amended or supplemented and the provisions of this Restated Certificate of Incorporation.

                FIRST.  The name of the corporation is VSE CORPORATION.

		SECOND. The registered office of the corporation within the State of Delaware is Three Christina Centre, 201 N. Walnut Street, City of Wilmington 19801, County of New Castle. The registered agent of the Corporation within the State of Delaware is The Company Corporation, Three Christina Centre, 201 N. Walnut Street, City of Wilmington 19801, County of New Castle, the business office of which is identical with the registered office of the Corporation.

                THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

	        To carry on the business of research, experimentation, invention, discovery, testing, development, and utilization of processes and methods, or improvements thereto, in all the arts and sciences; including the conception, development, execution and completion of special scientific and development projects, on its own behalf and on behalf of any other person, firm, association, corporation, public or private, or the Government of the United States of America, or any foreign government, or any political subdivision thereof, or any governmental agency, and in this connection to operate testing stations as may be necessary or advisable.

	        To construct, buy, sell, lease, license, maintain and operate laboratories and laboratory facilities of all kinds; to carry on and make tests, experiments, analyses and to do research work and to perform analytical, experimental and research services of all kinds whether of a scientific nature or otherwise, and to do any and all acts and transact any and all business which shall or may be or become incidental to or arise out of or be connected with such business, or any part thereof.

                To engage in and carry on the business of consultants; to construct, supervise the construction of, install, maintain, own, operate, lease, repair, service, and generally deal in and deal with electronic, electrical, electro-mechanical and mechanical apparatus, devices, systems, processes, machinery, supplies and any other articles or materials used or capable of being used in connection with any of the foregoing.

                To acquire by purchase, assignment, grant, license or otherwise, to apply for, secure, lease or in any manner obtain, to develop, hold, own, use, exploit, operate, enjoy and introduce, to sell, assign, lease, mortgage, pledge, grant licenses and rights of all kinds in respect of, or otherwise dispose of, and generally to deal in and with and turn to account for any or all purposes, either for itself or as nominee or agent for others:

                     (1) Any and all inventions, devices, processes, discoveries and formulae, and improvements and modifications thereof and rights and interests therein;

                     (2) Any and all letters patent or applications for letters patent of the United States of America or of any other country, state, locality or authority, and any and all rights, interests and privileges connected therewith or incidental or appertaining thereto.

                To manufacture, purchase, sell and generally trade and deal in and with any article, product or commodity produced as the result of or through the use of any such inventions, devices, processes, discoveries, formulae and improvements and modifications thereof, or the like, or any articles, products, commodities, supplies and materials used or suitable to be used in connection therewith or in any manner applicable or incidental thereto; to grant licenses, sub-licenses, rights, interests and privileges in respect of any of the foregoing, and to supervise or otherwise exercise such control over its licensees or grantees and the business conducted by them, as may be agreed upon in its contracts or agreements with such licensees or grantees for the protection of its rights and interest therein, and to secure to it the payment of agreed royalties or other considerations.

                To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

                To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

	        To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust, receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the Government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.



                To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

                To borrow or raise monies for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

                To loan to any person, firm or corporation any of its surplus funds, either with or without security.

                To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

                To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

                In general to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

                The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

                FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares of common stock having a par value of $0.05 per share.

                FIFTH. The minimum amount of capital with which the corporation will commence its business is One Thousand Dollars ($1,000.00).

                SIXTH.  The corporation is to have perpetual existence.



                SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                To make, alter, or repeal the bylaws of the corporation.

                To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

                When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

                NINTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

                TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                ELEVENTH. No Director shall be personally liable to the corporation or any stockholder for monetary damages for a breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the



        Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith, or, in failing to act, shall not have acted in good faith,
        (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or
        (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article Eleventh, nor the adoption of any provision of the certificate of incorporation inconsistent with this Article Eleventh, shall eliminate or reduce the effect of this Article Eleventh in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Eleventh would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                IN WITNESS WHEREOF, VSE Corporation has caused this certificate to be signed and executed in its name by D.M. Ervine, its chairman of the board of directors and chief executive officer, attested by C.S. Weber, its secretary, this 20th day of February, 1996.


ATTEST:                                       VSE CORPORATION


/s/ C. S. WEBER                               /s/ D. M. ERVINE
C.S. Weber,                                   D.M. Ervine,
Secretary                                     Chairman of the Board of Directors
                                              and Chief Executive Officer